UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2004

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

Cleveland-Cliffs Inc published a news release on November 9, 2004 as follows:

Cleveland-Cliffs Announces Reinstatement of
Quarterly Common Share Cash Dividend
and Announces Two-for-One Stock Split

Declares Dividend Payments for Common and Preferred Stock

CLEVELAND, OH—November 9, 2004—Cleveland-Cliffs Inc (NYSE:CLF) today announced that its Board of Directors has approved the reinstatement of a quarterly cash dividend payment to holders of its common shares and a two-for-one stock split. A scheduled dividend payment on the Company’s 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock was also authorized.

A cash dividend of $0.20 per common share will be payable on December 1, 2004 to common shareholders of record on November 19, 2004.

Commenting on the dividend announcement, John Brinzo, Cliffs’ chairman and chief executive officer, said: "We are pleased to be able to reinstate a quarterly cash dividend to holders of Cliffs’ common shares. Given our cash position, debt-free balance sheet and current cash flow projections, we are in the enviable position of being able to take advantage of profitable growth opportunities while simultaneously distributing a portion of earnings to our investors. Payment of the common share dividend demonstrates our Board’s confidence in Cliffs’ encouraging business outlook. The Board currently expects to maintain or increase the cash dividend on our common shares in future periods."

Cliffs’ Board of Directors separately authorized a scheduled dividend payment on the Company’s 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock. A cash payment of $8.125 per share will be payable on January 15, 2005 to preferred stock shareholders of record on January 1, 2005.

The stock split will be effected by subdividing each authorized common share into two common shares. The record date for the stock split will be December 15, 2004, and the distribution date will be December 31, 2004. Shareholders of record as of the record date will receive a notification in January 2005 regarding the additional shares issued to each holder in the stock split, which will be issued in book-entry form. Post split, the Company will have approximately 21.6 million common shares outstanding.

The stock split is intended to increase the stock’s liquidity and enhance marketability, according to the Company. As a result of the stock split, the conversion ratio on the Company’s 3.25% Redeemable Cumulative Convertible Perpetual Preferred Stock will adjust to approximately 32.258 common shares per share of preferred stock, equivalent to a conversion price of $31.00 per common share, subject to further adjustment in certain circumstances including payment of dividends on the common shares. As permitted by Ohio law, the Directors have also approved an amendment to the Company’s Amended Articles of Incorporation to double the number of authorized common shares as a result of the stock split and to reduce the par value per share by one-half to reflect the stock split. These changes will become effective upon the filing of the amendment with the Ohio Secretary of State, which will occur prior to the record date.

"At this time," Brinzo continued, "pellet demand for 2005 appears as if it will once again exceed Cliffs’ production capacity. Despite planned industry-wide capacity expansions, iron ore production does not appear to be keeping pace with anticipated global demand. Capitalizing on the escalating demand, Cliffs is investing significantly in capacity expansions over the next few years. Two projects slated to be completed in 2005 are expected to expand our pellet production volume by adding approximately 1.0 million tons of capacity at our United Taconite mine and another 800,000 tons of capacity at our Northshore facility. Combined, Cliffs’ share of these capital investments is expected to be approximately $50 million.

"Today’s announcements clearly reflect the Board’s optimism regarding Cliffs’ favorable long-term business outlook. We have a multi-pronged strategy for enhancing shareholder value and feel that the reinstatement of the quarterly cash dividend combined with the previously announced one million share repurchase authorization provide an efficient and balanced means of distributing a portion of our profits directly to our shareholders."

Cleveland-Cliffs Inc, headquartered in Cleveland, Ohio, is the largest producer of iron ore pellets in North America and sells the majority of its pellets to integrated steel companies in the United States and Canada. The Company operates six iron ore mines located in Michigan, Minnesota and Eastern Canada.

* * * * * * *

References in this news release to "Cliffs" and "Company" include subsidiaries and affiliates as appropriate in the context.

This news release contains predictive statements that are intended to be "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties. Actual results may differ materially from statements for a variety of factors, such as changes in demand and/or prices for iron ore pellets by North American integrated steel producers due to changes in steel utilization rates, operational factors, electric furnace production or imports of semi-finished steel or pig iron (affecting estimated pellet sales, mine operations, or projected liquidity requirements); changes in the financial condition of the Company’s partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability of planned capacity expansions to achieve expected additional production; increases in the cost or length of time required to complete the expansions; failure to receive required environmental permits for or otherwise implement planned capital expansions; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, and employee benefit costs; the success of the Company in identifying and realizing growth opportunities; the Company’s ability to continue to pay quarterly cash dividends in such amounts as the Directors may determine in light of other uses for such funds; and the effect of these various risks on the Company’s future cash flows, debt levels, liquidity and financial position. In addition, the Company could elect to cancel the stock split prior to the effective date in the event of a significant decrease in the Company’s share price. Reference is made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company’s Annual Report for 2003, Reports on Form 10-K and Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

November 10, 2004	By:	D. J. Gallagher

Name: D. J. Gallagher
Title: Senior Vice President, CFO and Treasurer